UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 19, 2014

NOBLE ROMAN’S, INC.
(Exact name of Registrant as specified in its charter)

Indiana	0-11104	35-1281154
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Virginia Avenue, Suite 300 Indianapolis, Indiana	46204
(Address of principal executive offices)	(Zip Code)

(317) 634-3377
(Company's telephone number, including area code)

Not applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 19, 2014, the Board of Directors (the “Board”) of Noble Roman’s, Inc. (the “Company”) appointed Paul W. Mobley, the Company’s Chief Executive Officer and Chief Financial Officer and a member of the Board, to the newly-created role of Executive Chairman of the Board. As Executive Chairman, Mr. Mobley will continue to be involved in the strategic direction, growing revenue, investor relations and all financial aspects of the Company. Mr. Mobley will also continue to serve as the Chief Financial Officer of the Company. Mr. Mobley’s compensation (as described in the Company’s definitive proxy statement for its 2014 annual meeting of shareholders filed May 13, 2014 (the “2014 Proxy Statement”) under the caption “Executive Compensation”) is unaffected by this change.

At the same meeting, the Board appointed A. Scott Mobley, the Company’s President, Secretary and Chief Operating Officer and a member of the Board, to the role of Chief Executive Officer. Mr. Mobley will continue to serve as President and Secretary and as a member of the Board.  Mr. Mobley will be entitled to receive base compensation at the rate of $406,588 per year as set forth in his employment agreement with the Company without giving effect to Mr. Mobley’s previous voluntary reduction in base compensation to $323,084 per year. Mr. Mobley’s compensation (as described in the 2014 Proxy Statement under the caption “Executive Compensation”) was not otherwise affected by his appointment.

A. Scott Mobley, age 51, has served as President of the Company since 1997, a member of the Board since 1992 and as Secretary of the Company since 1993. Mr. Mobley previously served as Vice President of the Company from November 1988 to October 1997 and prior to that as Director of Marketing for the Company. Mr. Mobley is the son of Paul W. Mobley, the Company’s Executive Chairman and Chief Financial Officer and a member of the Board.

On November 20, 2014, the Company  issued a press release announcing the changes in management structure described above, a copy of which is filed herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

           (d)           The following exhibits are filed as part of this report:

Exhibit No.	Description

99.1	News Bulletin Issued November 20, 2014

The Company will post this Form 8-K on its Internet website at www.nobleromans.com.  References to the Company’s website address are included in this Form 8-K only as inactive textual references and the Company does not intend them to be active links to its website.  Information contained on the Company’s website does not constitute part of this Form 8-K.

SIGNATURES

                        Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBLE ROMAN’S, INC.

Dated: November 25, 2014	By:	/s/ Paul W. Mobley
Paul W. Mobley
Chief Financial Officer